For additional information, contact:
Derek Shelnutt
EVP & Chief Financial Officer
229-426-6000, extension 6119

COLONY BANKCORP REPORTS THIRD QUARTER 2025 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.1150 PER SHARE

FITZGERALD, GA. (October 22, 2025) – Colony Bankcorp, Inc. (NYSE: CBAN) (“Colony” or the “Company”) today reported financial results for the third quarter of 2025. Financial highlights are shown below.

Financial Highlights:

•Net income was $5.8 million, or $0.33 per diluted share, for the third quarter of 2025, compared to $8.0 million, or $0.46 per diluted share, for the second quarter of 2025, and $5.6 million, or $0.32 per diluted share, for the third quarter of 2024.
•Operating net income was $8.2 million, or $0.47 of adjusted earnings per diluted share, for the third quarter of 2025, compared to $8.0 million, or $0.46 of adjusted earnings per diluted share, for the second quarter of 2025, and $6.2 million, or $0.35 of adjusted earnings per diluted share, for the third quarter of 2024. (See Reconciliation of Non-GAAP Measures).
•Provision for credit losses of $900,000 was recorded in the third quarter of 2025 compared to $450,000 in the second quarter of 2025, and $750,000 in the third quarter of 2024.
•Total loans, excluding loans held for sale, were $2.04 billion at September 30, 2025, an increase of $43.5 million, or 2.18%, from the prior quarter.
•Total deposits were $2.58 billion and $2.56 billion at September 30, 2025 and June 30, 2025, respectively, an increase of $28.1 million.
•Mortgage production was $87.3 million, and mortgage sales totaled $65.1 million in the third quarter of 2025 compared to $94.9 million and $65.3 million, respectively, for the second quarter of 2025.
•Small Business Specialty Lending (“SBSL”) closed $28.4 million in Small Business Administration (“SBA”) loans and sold $18.2 million in SBA loans in the third quarter of 2025 compared to $15.8 million and $17.9 million, respectively, for the second quarter of 2025.

The Company also announced that on October 22, 2025, the Board of Directors declared a quarterly cash dividend of $0.1150 per share, to be paid on its common stock on November 19, 2025, to shareholders of record as of the close of business on November 5, 2025. The Company had 17,461,284 shares of its common stock outstanding as of October 20, 2025.

“We are proud of our performance in the third quarter, which demonstrates the success of our team in executing our strategic priorities while continuing to provide a superior level of service to our customers.” said Heath Fountain, Chief Executive Officer. “Our financial performance this quarter was highlighted by an increase in our operating revenue, driven by another consecutive quarter of net interest margin expansion and strong noninterest income.”

“Loan growth has been especially strong this year, reflecting healthy customer demand and the strength of our lending teams across our markets. As expected, we are now seeing that momentum moderate to a more normalized pace consistent with our growth strategy, which positions us well for balanced, sustainable performance.”

“Our planned merger with TC Federal Bank is progressing smoothly and in line with expectations. We continue to anticipate closing the transaction in the fourth quarter and completing the systems conversion in the first quarter of next year, positioning us to realize the strategic benefits of the combination early next year.”

"Looking ahead, we are excited about the future growth trajectory of the company. Our strategic investment in talent is proceeding exceptionally well, with the successful addition of highly experienced bankers in several key markets. We are confident that these investments will deliver significant long-term value to our shareholders."

Balance Sheet

•Total assets were $3.15 billion at September 30, 2025, an increase of $37.1 million from June 30, 2025.
•Total loans, excluding loans held for sale, were $2.04 billion at September 30, 2025, an increase of $43.5 million from the quarter ended June 30, 2025.
•Total deposits were $2.58 billion and $2.56 billion at September 30, 2025 and June 30, 2025, respectively, an increase of $28.1 million. Decreases were seen in interest bearing demand deposits of $27.5 million and savings and money market deposits of $22.8 million, offset by an increase in time deposits of $71.1 million, from June 30, 2025 to September 30, 2025. Total deposits increased $59.4 million from the period ended September 30, 2024, with increases seen in interest bearing demand deposits of $41.9 million and time deposits of $55.3 million, partially offset by a decrease in savings and money market deposits of $40.1 million.
•Total borrowings at September 30, 2025 totaled $248.1 million, an increase of $23,000 compared to June 30, 2025, related to a minimal increase in other borrowed money.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.91%, 13.44%, 16.00%, and 12.37%, respectively, at September 30, 2025.

Third Quarter 2025 Results of Operations

•Net interest income, on a tax-equivalent basis, totaled $22.9 million for the third quarter ended September 30, 2025 compared to $18.7 million for the same period in 2024. Net interest income, on a tax-equivalent basis, for the nine months ended September 30, 2025 totaled $66.6 million, compared to $56.1 million for the nine months ended September 30, 2024. For both periods, increases occurred in income on interest earning assets, and decreases were seen in interest bearing liabilities. Income on interest earning assets increased $2.3 million, to $37.1 million for the third quarter of 2025 compared to the same period in 2024. Expense on interest bearing liabilities decreased $1.9 million, to $14.2 million for the third quarter of 2025 compared to the same period in 2024. Income on interest earning assets increased $8.1 million to $109.8 million for the nine month period ended September 30, 2025 compared to the same period in 2024. Expense on interest bearing liabilities decreased $2.4 million, to $43.2 million for the nine month period ended September 30, 2025 compared to the same period in 2024.
•Net interest margin for the third quarter of 2025 was 3.17% compared to 2.64% for the third quarter of 2024. Net interest margin was 3.07% for the nine months ended September 30, 2025 compared to 2.67% for the nine months ended September 30, 2024. The increase for both periods was primarily related to increases in interest earning assets period over period, partially offset by the rate decreases in interest bearing liabilities.
•Noninterest income totaled $10.1 million for the third quarter ended September 30, 2025, an increase of $9,000, or 0.09%, compared to the same period in 2024. This increase was primarily related to increases in service charges on deposits, mortgage fee income and insurance commissions, partially offset by decreases in gains on sales of SBA loans and an increase in losses on the sales of investment securities. Noninterest income totaled $29.2 million for the nine months ended September 30, 2025, an increase of $167,000, or 0.57%, compared to the same period in 2024. This increase was primarily related to increases in mortgage fee income, insurance commissions and decreases in losses on the sales of investment securities, partially offset by decreases in gains on sales of SBA loans.
•Noninterest expense totaled $24.6 million for the third quarter ended September 30, 2025, compared to $20.8 million for the same period in 2024. Noninterest expense totaled $66.8 million for the nine months ended September 30, 2025, compared to $61.6 million for the same period in 2024. These increases were a result of increases in salaries and employee benefits, occupancy and equipment, information technology expenses, professional fees, acquisition related expenses and a loss related to a wire fraud incident included in other noninterest expense, partially offset by changes in the valuation on SBSL servicing assets.

Asset Quality

•Nonperforming assets totaled $15.2 million and $11.4 million at September 30, 2025 and June 30, 2025, respectively, an increase of $3.8 million.
•Other real estate owned and repossessed assets totaled $870,000 at September 30, 2025 and $731,000 at June 30, 2025.
•Net loans charged-off were $1.8 million, or 0.36% of average loans for the third quarter of 2025, compared to $1.0 million, or 0.21% for the second quarter of 2025.
•The credit loss reserve was $18.1 million, or 0.89% of total loans, at September 30, 2025, compared to $19.2 million, or 0.96% of total loans at June 30, 2025.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, October 23, 2025, to discuss the recent results and answer relevant questions. The conference call can be accessed by dialing 1-800-549-8228 and using the Conference ID: 48107. A replay of the call will be available until Thursday, October 30, 2025. To listen to the replay, dial 1-888-660-6264 and entering the passcode 48107#.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia as well as in Birmingham, Alabama; Tallahassee, Florida; and the Florida Panhandle. Colony Bank offers a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage lending, government guaranteed lending, consumer insurance, wealth management, credit cards and merchant services. Colony’s common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the Securities and Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; (v) statements regarding the proposed merger of TC Bancshares, Inc. (“TC Bancshares”) with the Company (the “Proposed Merger”) and expectations with regard to the benefit of the Proposed Merger, and (vi) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including the resulting reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, changes in interest rates (including the impact of prolonged elevated interest rates on our financial projections and models) and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from negative media coverage and perceived instability in the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts; general risks related to the Company’s merger and acquisition activity, including risks associated with integrating and realizing the expected financial benefits of previous or pending acquisitions, and the Company’s pursuit of future acquisitions; risks associated with the Proposed Merger, including (a) the risk that the cost savings and any revenue synergies from the Proposed Merger may not be realized or take longer than anticipated to be realized, (b) disruption from the Proposed Merger with customers, suppliers, employee or other business partners relationships, (c) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger by and between the Company and TC Bancshares, (d) the risk of successful integration of TC Bancshares’ business into the Company, (e) the failure to obtain the necessary approvals by the shareholders of TC Bancshares or the Company, (f) the amount of the costs, fees, expenses and charges related to the Proposed Merger, (g) the ability by the Company to obtain required governmental approvals of the Proposed Merger, (h) reputational risk and the reaction of each of the companies' customers, suppliers, employees or other business partners to the Proposed Merger, (i) the failure of the closing conditions in the Agreement and Plan of Merger to be satisfied, or any unexpected delay in closing of the Proposed Merger, (j) the risk that the integration of TC Bancshares’ operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (k) the possibility that the Proposed Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (l) the dilution caused by the Company's issuance of additional shares of its common stock in the Proposed Merger, and (m) general competitive, economic, political, and market conditions; the impact of emerging technologies, such as generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; a potential U.S. federal government shutdown and the resulting impacts; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements.

Additional Information About the Proposed Merger and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, the Company has filed with the SEC a registration statement on Form S-4 that included a joint proxy statement of TC Bancshares and the Company and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED

MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, TC BANCSHARES AND THE PROPOSED MERGER. The joint proxy statement/prospectus was sent to the shareholders of TC Bancshares seeking the required shareholder approval. Investors and security holders may obtain free copies of the registration statement on Form S-4 and the related joint proxy statement/prospectus, as well as other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company are also available free of charge by directing a written request to Colony Bankcorp, Inc., 115 South Grant Street, Fitzgerald, Georgia 31750, Attn: Derek Shelnutt and on the Company’s website, colony.bank, under Investor Relations. The Company’s telephone number is (229) 426-6000.

Participants in the Transaction

Colony, TC Bancshares and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TC Bancshares and Colony in connection with the Proposed Merger. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is included in the joint proxy statement/prospectus regarding the proposed transaction. Additional information about Colony and its directors and officers may be found in the definitive proxy statement of Colony relating to its 2025 Annual Meeting of Shareholders filed with the SEC on April 17, 2025.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively. Operating noninterest income excludes loss on sales of securities. Operating noninterest expense excludes acquisition-related expenses, severance costs and loss related to wire fraud incident. Operating net income, operating return on average assets, operating return on average equity and operating efficiency ratio all exclude acquisition-related expenses, severance costs, loss on sales of securities and loss related to wire fraud incident from net income, return on average assets, return on average equity and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses, loss on sales of securities and loss related to wire fraud incident. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2025			2024
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$10,091	$10,098	$9,044	$10,309	$10,082
Loss on sales of securities	1,039	—	—	401	454
Operating noninterest income	$11,130	$10,098	$9,044	$10,710	$10,536

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$24,612	$22,004	$20,221	$21,272	$20,835
Severance costs	—	—	—	—	(265)
Acquisition-related expenses	(732)	—	—	—	—
Loss related to wire fraud incident	(1,252)	—	—	—	—
Operating noninterest expense	$22,628	$22,004	$20,221	$21,272	$20,570

Operating net income reconciliation
Net income (GAAP)	$5,819	$7,978	$6,613	$7,432	$5,629
Severance costs	—	—	—	—	265
Acquisition-related expenses	732	—	—	—	—
Loss related to wire fraud incident	1,252	—	—	—	—
Loss on sales of securities	1,039	—	—	401	454
Income tax benefit	(612)	—	—	(77)	(143)
Operating net income	$8,230	$7,978	$6,613	$7,756	$6,205

Weighted average diluted shares	17,461,434	17,448,945	17,509,059	17,531,808	17,587,902

Adjusted earnings per diluted share	$0.47	$0.46	$0.38	$0.44	$0.35

Operating return on average assets reconciliation
Return on average assets (GAAP)	0.75%	1.02%	0.85%	0.95%	0.74%
Severance costs	—	—	—	—	0.03
Acquisition-related expenses	0.10	—	—	—	—
Loss related to wire fraud incident	0.16	—	—	—	—
Loss on sales of securities	0.13	—	—	0.05	0.06
Tax effect of adjustment items	(0.08)	—	—	(0.01)	(0.02)
Operating return on average assets	1.06%	1.02%	0.85%	0.99%	0.81%

Operating return on average equity reconciliation
Return on average equity (GAAP)	7.80%	11.14%	9.63%	10.71%	8.33%
Severance costs	—	—	—	—	0.39
Acquisition-related expenses	0.98	—	—	—	—
Loss related to wire fraud incident	1.68	—	—	—	—
Loss on sales of securities	1.39	—	—	0.58	0.67
Tax effect of adjustment items	(0.82)	—	—	(0.11)	(0.21)
Operating return on average equity	11.03%	11.14%	9.63%	11.18%	9.18%

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$17.31	$16.87	$16.41	$15.91	$15.73
Effect of goodwill and other intangibles	(3.11)	(3.14)	(2.95)	(2.96)	(2.97)
Tangible book value per common share	$14.20	$13.73	$13.46	$12.95	$12.76

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2025			2024
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	9.59%	9.43%	9.05%	8.96%	9.01%
Effect of goodwill and other intangibles	(1.59)	(1.62)	(1.51)	(1.54)	(1.58)
Tangible equity to tangible assets	8.00%	7.81%	7.54%	7.42%	7.43%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	75.06%	67.74%	67.41%	69.11%	72.79%
Severance costs	—	—	—	—	(0.93)
Acquisition-related expenses	(1.98)	—	—	—	—
Loss related to wire fraud incident	(3.38)	—	—	—	—
Loss on sales of securities	(2.81)	—	—	(1.31)	(1.59)
Operating efficiency ratio	66.89%	67.74%	67.41%	67.80%	70.27%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.86%	1.52%	1.44%	1.40%	1.41%
Severance costs	—	—	—	—	(0.03)
Acquisition-related expenses	(0.09)	—	—	—	—
Loss related to wire fraud incident	(0.16)	—	—	—	—
Loss on sales of securities	(0.13)	—	—	(0.05)	(0.06)
Operating net noninterest expense to average assets	1.48%	1.52%	1.44%	1.35%	1.32%

Pre-provision net revenue
Net interest income before provision for credit losses	$22,699	$22,385	$20,952	$20,472	$18,541
Noninterest income	10,091	10,098	9,044	10,309	10,082
Total income	32,790	32,483	29,996	30,781	28,623
Noninterest expense	24,612	22,004	20,221	21,272	20,835
Pre-provision net revenue	$8,178	$10,479	$9,775	$9,509	$7,788

Operating pre-provision net revenue
Net interest income before provision for credit losses	$22,699	$22,385	$20,952	$20,472	$18,541
Operating noninterest income	11,130	10,098	9,044	10,710	10,536
Total operating income	33,829	32,483	29,996	31,182	29,077
Operating noninterest expense	22,628	22,004	20,221	21,272	20,570
Operating pre-provision net revenue	$11,201	$10,479	$9,775	$9,910	$8,507

(1) Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.
Selected Financial Information
	2025			2024
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
EARNINGS SUMMARY
Net interest income	$22,699	$22,385	$20,952	$20,472	$18,541
Provision for credit losses	900	450	1,500	650	750
Noninterest income	10,091	10,098	9,044	10,309	10,082
Noninterest expense	24,612	22,004	20,221	21,272	20,835
Income taxes	1,459	2,051	1,662	1,427	1,409
Net income	$5,819	$7,978	$6,613	$7,432	$5,629
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,461,284	17,416,702	17,481,709	17,519,884	17,554,884
Weighted average basic shares	17,461,434	17,448,945	17,509,059	17,531,808	17,587,902
Weighted average diluted shares	17,461,434	17,448,945	17,509,059	17,531,808	17,587,902
Earnings per basic share	$0.33	$0.46	$0.38	$0.42	$0.32
Earnings per diluted share	0.33	0.46	0.38	0.42	0.32
Adjusted earnings per diluted share(b)	0.47	0.46	0.38	0.44	0.35
Cash dividends declared per share	0.1150	0.1150	0.1150	0.1125	0.1125
Common book value per share	17.31	16.87	16.41	15.91	15.73
Tangible book value per common share(b)	14.20	13.73	13.46	12.95	12.76
Pre-provision net revenue(b)	$8,178	$10,479	$9,775	$9,509	$7,788
Performance ratios:
Net interest margin (a)	3.17%	3.12%	2.93%	2.84%	2.64%
Return on average assets	0.75	1.02	0.85	0.95	0.74
Operating return on average assets (b)	1.06	1.02	0.85	0.99	0.81
Return on average total equity	7.80	11.14	9.63	10.71	8.33
Operating return on average total equity (b)	11.03	11.14	9.63	11.18	9.18
Total equity to total assets	9.59	9.43	9.05	8.96	9.01
Tangible equity to tangible assets (b)	8.00	7.81	7.54	7.42	7.43
Efficiency ratio	75.06	67.74	67.41	69.11	72.79
Operating efficiency ratio (b)	66.89	67.74	67.41	67.80	70.27
Net noninterest expense to average assets	1.86	1.52	1.44	1.40	1.41
Operating net noninterest expense to average assets(b)	1.48	1.52	1.44	1.35	1.32

Colony Bankcorp, Inc.
Selected Financial Information
	2025			2024
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSET QUALITY
Nonperforming portfolio loans	$9,082	$4,760	$7,538	$5,024	$6,273
Nonperforming SBA government loans-guaranteed portion	4,076	4,583	3,647	4,293	4,514
Nonperforming SBA government loans-unguaranteed portion	1,110	1,241	1,271	1,343	1,428
Loans 90 days past due and still accruing	98	107	22	152	44
Total nonperforming loans (NPLs)	14,366	10,691	12,478	10,812	12,259
Other real estate owned	710	710	522	202	227
Repossessed assets	160	21	6	328	9
Total nonperforming assets (NPAs)	15,236	11,422	13,006	11,342	12,495
Classified loans	24,183	25,112	26,453	20,103	20,918
Criticized loans	60,505	54,814	55,823	49,387	52,062
Net loan charge-offs (recoveries)	1,827	1,049	606	1,534	139
Allowance for credit losses to total loans	0.89%	0.96%	1.04%	1.03%	1.04%
Allowance for credit losses to total NPLs	125.89	179.15	160.26	175.55	160.40
Allowance for credit losses to total NPAs	118.71	167.69	153.75	167.34	157.37
Net charge-offs (recoveries) to average loans, net	0.36	0.21	0.13	0.33	0.03
NPLs to total loans	0.71	0.54	0.65	0.59	0.65
NPAs to total assets	0.48	0.37	0.41	0.36	0.41
NPAs to total loans and foreclosed assets	0.75	0.57	0.68	0.62	0.66

ACTUAL BALANCES
Total assets	$3,152,746	$3,115,617	$3,171,825	$3,109,782	$3,065,103
Loans held for sale	19,286	22,163	24,844	39,786	27,760
Loans, net of unearned income	2,037,056	1,993,580	1,921,263	1,842,980	1,886,037
Deposits	2,584,329	2,556,230	2,622,531	2,567,943	2,524,970
Total stockholders’ equity	302,332	293,857	286,925	278,675	276,052

AVERAGE BALANCES
Total assets	$3,092,411	$3,138,125	$3,149,321	$3,108,762	$3,038,947
Loans held for sale	17,062	22,495	23,253	35,299	34,533
Loans, net of unearned income	2,024,153	1,960,025	1,869,476	1,851,628	1,881,842
Deposits	2,526,739	2,586,620	2,606,706	2,568,824	2,504,101
Total stockholders’ equity	296,027	287,325	278,551	276,082	268,769
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended September 30,
	2025			2024
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans held for sale	$17,062	$256	5.96%	$34,533	$616	7.10%
Loans, net of unearned income [1]	2,024,153	31,364	6.15%	1,881,842	27,944	5.91%
Investment securities, taxable	641,774	4,132	2.55%	719,669	4,852	2.68%
Investment securities, tax-exempt [2]	92,498	489	2.10%	95,464	501	2.09%
Deposits in banks and short term investments	88,703	839	3.75%	88,563	855	3.84%
Total interest-earning assets	2,864,190	37,080	5.14%	2,820,071	34,768	4.90%
Noninterest-earning assets	228,222			218,876
Total assets	$3,092,411			$3,038,947
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,479,499	$5,999	1.61%	$1,460,011	$7,342	2.00%
Other time	620,141	5,333	3.41%	603,391	5,812	3.83%
Total interest-bearing deposits	2,099,640	11,332	2.14%	2,063,402	13,154	2.54%
Federal Home Loan Bank advances	185,000	1,909	4.09%	185,000	1,913	4.11%
Other borrowings	64,835	952	5.83%	63,001	996	6.29%
Total other interest-bearing liabilities	249,834	2,861	4.54%	248,003	2,909	4.67%
Total interest-bearing liabilities	2,349,474	14,193	2.40%	2,311,405	16,063	2.76%
Noninterest-bearing liabilities:
Demand deposits	427,100			$440,699
Other liabilities	19,810			18,074
Stockholders' equity	296,027			268,769
Total noninterest-bearing liabilities and stockholders' equity	742,937			727,542
Total liabilities and stockholders' equity	$3,092,411			$3,038,947
Interest rate spread			2.74%			2.14%
Net interest income		$22,887			$18,705
Net interest margin			3.17%			2.64%
3
1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $85,000 and $59,000 for the quarters ended September 30, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $25,000 and $25,000 for the quarters ended September 30, 2025 and 2024, respectively, are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $103,000 and $105,000 for the quarters ended September 30, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
3

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Nine Months Ended September 30,
	2025			2024
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans held for sale	$20,914	$910	5.81%	$30,737	$1,697	7.37%
Loans, net of unearned income[3]	1,951,785	89,218	6.11%	1,874,169	81,668	5.82%
Investment securities, taxable	683,243	13,726	2.69%	726,462	14,511	2.67%
Investment securities, tax-exempt [4]	93,313	1,475	2.11%	100,789	1,652	2.19%
Deposits in banks and short term investments	150,328	4,487	3.99%	74,255	2,232	4.01%
Total interest-earning assets	2,899,583	109,816	5.06%	2,806,412	101,760	4.84%
Noninterest-earning assets	226,827			222,135
Total assets	$3,126,410			$3,028,547
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,519,282	$18,777	1.65%	$1,454,287	$20,534	1.89%
Other time	612,521	15,960	3.48%	597,623	16,817	3.76%
Total interest-bearing deposits	2,131,803	34,737	2.18%	2,051,910	37,351	2.43%
Federal funds purchased	—	—	—%	5	—	—%
Federal Home Loan Bank advances	185,000	5,671	4.10%	173,540	5,306	4.08%
Other borrowings	63,658	2,808	5.90%	63,241	2,989	6.31%
Total other interest-bearing liabilities	248,658	8,479	4.56%	236,786	8,295	4.68%
Total interest-bearing liabilities	2,380,461	43,216	2.43%	2,288,696	45,646	2.66%
Noninterest-bearing liabilities:
Demand deposits	441,259			$461,336
Other liabilities	17,325			16,869
Stockholders' equity	287,365			261,646
Total noninterest-bearing liabilities and stockholders' equity	745,949			739,851
Total liabilities and stockholders' equity	$3,126,410			$3,028,547
Interest rate spread			2.63%			2.18%
Net interest income		$66,600			$56,114
Net interest margin			3.07%			2.67%
5
3The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $254,000 and $163,000 for the nine months ended September 30, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $61,000 and $35,000 for the nine months ended September 30, 2025 and 2024, respectively, are also included in income and fees on loans.
4Taxable-equivalent adjustments totaling $310,000 and $347,000 for the nine months ended September 30, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
5

Colony Bankcorp, Inc.
Segment Reporting
	2025			2024
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Banking Division
Net interest income	$21,629	$21,319	$19,989	$19,191	$17,152
Provision for credit losses	(371)	(330)	1,221	309	698
Noninterest income	6,144	5,969	5,774	5,452	5,494
Noninterest expenses	21,075	18,269	16,790	17,616	17,075
Income taxes	1,413	1,908	1,551	927	1,017
Segment income	$5,656	$7,441	$6,201	$5,791	$3,856

Total segment assets	$3,046,699	$3,010,416	$3,065,385	$2,985,856	$2,955,145

Full time employees	383	390	366	376	375

Mortgage Banking Division
Net interest income	$62	$44	$53	$53	$67
Provision for credit losses	—	—	—	—	—
Noninterest income	1,851	1,984	1,579	1,545	1,812
Noninterest expenses	2,066	1,710	1,601	1,699	1,533
Income taxes	(27)	69	10	(12)	71
Segment income	$(126)	$249	$21	$(89)	$275

Total segment assets	$12,959	$14,296	$16,041	$17,970	$9,300

Variable noninterest expense(1)	$1,229	$1,157	$880	$764	$1,005
Fixed noninterest expense	837	553	721	935	528

Full time employees	46	43	42	45	44

Small Business Specialty Lending Division
Net interest income	$1,008	$1,022	$910	$1,228	$1,322
Provision for credit losses	1,271	780	279	341	52
Noninterest income	2,096	2,145	1,691	3,312	2,776
Noninterest expenses	1,471	2,025	1,830	1,957	2,227
Income taxes	73	74	101	512	321
Segment income	$289	$288	$391	$1,730	$1,498

Total segment assets	$93,088	$90,905	$90,399	$105,956	$100,658

Full time employees	31	34	35	34	33

Total Consolidated
Net interest income	$22,699	$22,385	$20,952	$20,472	$18,541
Provision for credit losses	900	450	1,500	650	750
Noninterest income	10,091	10,098	9,044	10,309	10,082
Noninterest expenses	24,612	22,004	20,221	21,272	20,835
Income taxes	1,459	2,051	1,662	1,427	1,409
Segment income	$5,819	$7,978	$6,613	$7,432	$5,629

Total segment assets	$3,152,746	$3,115,617	$3,171,825	$3,109,782	$3,065,103

Full time employees	460	467	443	455	452

(1) Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	September 30, 2025	December 31, 2024
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$25,291	$26,045
Interest-bearing deposits in banks and federal funds sold	174,675	204,989
Cash and cash equivalents	199,966	231,034
Investment securities available for sale, at fair value	305,259	366,049
Investment securities held to maturity, at amortized cost	389,135	430,077
Other investments	17,999	17,694
Loans held for sale	19,286	39,786
Loans, net of unearned income	2,037,056	1,842,980
Allowance for credit losses	(18,086)	(18,980)
Loans, net	2,018,970	1,824,000
Premises and equipment	35,604	37,831
Other real estate	710	202
Goodwill	50,871	48,923
Other intangible assets	3,544	2,975
Bank owned life insurance	59,207	57,970
Deferred income taxes, net	17,230	21,891
Other assets	34,965	31,350
Total assets	$3,152,746	$3,109,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$442,142	$462,283
Interest-bearing	2,142,187	2,105,660
Total deposits	2,584,329	2,567,943
Federal Home Loan Bank advances	185,000	185,000
Other borrowed money	63,109	63,039
Accrued expenses and other liabilities	17,976	15,125
Total liabilities	2,850,414	2,831,107

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 17,461,284 and 17,519,884 issued and outstanding, respectively	17,461	17,520
Paid in capital	167,096	168,353
Retained earnings	154,748	140,369
Accumulated other comprehensive loss, net of tax	(36,973)	(47,567)
Total stockholders’ equity	302,332	278,675
Total liabilities and stockholders’ equity	$3,152,746	$3,109,782

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$31,535	$28,501	$89,872	$83,202
Investment securities	4,518	5,248	14,893	15,816
Deposits in banks and short term investments	839	855	4,487	2,232
Total interest income	36,892	34,604	109,252	101,250

Interest expense:
Deposits	11,332	13,154	34,737	37,351
Federal Home Loan Bank advances	1,909	1,913	5,671	5,306
Other borrowings	952	996	2,808	2,989
Total interest expense	14,193	16,063	43,216	45,646
Net interest income	22,699	18,541	66,036	55,604
Provision for credit losses	900	750	2,850	2,400
Net interest income after provision for credit losses	21,799	17,791	63,186	53,204

Noninterest income:
Service charges on deposits	2,640	2,401	7,031	7,063
Mortgage fee income	1,851	1,812	5,414	4,503
Gain on sales of SBA loans	1,411	2,227	3,996	6,620
Loss on sales of securities	(1,039)	(454)	(1,039)	(1,434)
Interchange fees	2,273	2,163	6,284	6,269
BOLI income	396	383	1,215	1,313
Insurance commissions	874	433	2,109	1,318
Other	1,685	1,117	4,223	3,414
Total noninterest income	10,091	10,082	29,233	29,066

Noninterest expense:
Salaries and employee benefits	13,532	12,594	38,302	36,890
Occupancy and equipment	1,732	1,523	4,995	4,504
Acquisition related	732	—	732	—
Information technology expenses	2,680	2,150	7,749	6,487
Professional fees	998	748	2,488	2,286
Advertising and public relations	1,130	965	2,877	2,891
Communications	218	210	611	652
Other	3,590	2,645	9,083	7,852
Total noninterest expense	24,612	20,835	66,837	61,562
Income before income taxes	7,278	7,038	25,582	20,708
Income taxes	1,459	1,409	5,172	4,272
Net income	$5,819	$5,629	$20,410	$16,436
Earnings per common share:
Basic	$0.33	$0.32	$1.17	$0.94
Diluted	0.33	0.32	1.17	0.94
Dividends declared per share	0.1150	0.1125	0.3450	0.3375
Weighted average common shares outstanding:
Basic	17,461,434	17,587,902	17,472,972	17,566,452
Diluted	17,461,434	17,587,902	17,472,972	17,566,452

Colony Bankcorp, Inc.
Quarterly Consolidated Statements of Income
	2025			2024
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$31,535	$30,361	$27,976	$28,473	$28,501
Investment securities	4,518	5,148	5,227	5,158	5,248
Deposits in banks and short term investments	839	1,326	2,322	2,360	855
Total interest income	36,892	36,835	35,525	35,991	34,604

Interest expense:
Deposits	11,332	11,632	11,773	12,656	13,154
Federal Home Loan Bank advances	1,909	1,889	1,873	1,905	1,913
Other borrowings	952	929	927	958	996
Total interest expense	14,193	14,450	14,573	15,519	16,063
Net interest income	22,699	22,385	20,952	20,472	18,541
Provision for credit losses	900	450	1,500	650	750
Net interest income after provision for credit losses	21,799	21,935	19,452	19,822	17,791

Noninterest income:
Service charges on deposits	2,640	2,219	2,172	2,302	2,401
Mortgage fee income	1,851	1,984	1,579	1,545	1,812
Gain on sales of SBA loans	1,411	1,550	1,035	2,622	2,227
Loss on sales of securities	(1,039)	—	—	(401)	(454)
Interchange fees	2,273	2,073	1,938	2,030	2,163
BOLI income	396	423	396	412	383
Insurance commissions	874	766	469	471	433
Other	1,685	1,083	1,455	1,328	1,117
Total noninterest income	10,091	10,098	9,044	10,309	10,082

Noninterest expense:
Salaries and employee benefits	13,532	12,865	11,905	12,877	12,594
Occupancy and equipment	1,732	1,683	1,580	1,645	1,523
Acquisition related	732	—	—	—	—
Information technology expenses	2,680	2,592	2,477	2,491	2,150
Professional fees	998	742	748	539	748
Advertising and public relations	1,130	942	805	1,118	965
Communications	218	188	205	213	210
Other	3,590	2,992	2,501	2,389	2,645
Total noninterest expense	24,612	22,004	20,221	21,272	20,835
Income before income taxes	7,278	10,029	8,275	8,859	7,038
Income taxes	1,459	2,051	1,662	1,427	1,409
Net income	$5,819	$7,978	$6,613	$7,432	$5,629
Earnings per common share:
Basic	$0.33	$0.46	$0.38	$0.42	$0.32
Diluted	0.33	0.46	0.38	0.42	0.32
Dividends declared per share	0.1150	0.1150	0.1150	0.1125	0.1125
Weighted average common shares outstanding:
Basic	17,461,434	17,448,945	17,509,059	17,531,808	17,587,902
Diluted	17,461,434	17,448,945	17,509,059	17,531,808	17,587,902

Colony Bankcorp, Inc.
Quarterly Deposits Composition Comparison
	2025			2024
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Noninterest-bearing demand	$442,142	$434,785	$449,818	$462,283	$439,892
Interest-bearing demand	811,031	838,540	873,156	813,783	769,123
Savings and money markets	644,312	667,135	689,446	687,603	684,371
Time over $250,000	192,545	193,427	189,466	185,176	198,942
Other time	494,299	422,343	420,645	419,098	432,642
Total	$2,584,329	$2,556,230	$2,622,531	$2,567,943	$2,524,970

Colony Bankcorp, Inc.
Quarterly Deposits by Location Comparison
	2025			2024
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Coastal Georgia	$127,587	$138,838	$142,230	$145,828	$142,580
Middle Georgia	259,934	277,880	283,149	279,360	269,144
Atlanta and North Georgia	315,822	344,329	333,845	318,927	321,808
South Georgia	1,205,891	1,203,732	1,249,192	1,217,433	1,165,529
West Georgia	341,056	325,946	335,438	337,818	357,450
Brokered deposits	130,000	59,494	59,499	59,499	70,999
Reciprocal deposits	204,039	206,011	219,178	209,078	197,460
Total	$2,584,329	$2,556,230	$2,622,531	$2,567,943	$2,524,970

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2025			2024
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Core	$1,935,648	$1,887,456	$1,808,879	$1,720,444	$1,759,600
Purchased	101,408	106,124	112,384	122,536	126,437
Loans, net of unearned income	$2,037,056	$1,993,580	$1,921,263	$1,842,980	$1,886,037

Colony Bankcorp, Inc.
Quarterly Loans by Composition Comparison
	2025			2024
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Construction, land & land development	$240,819	$238,078	$208,872	$205,046	$196,390
Other commercial real estate	1,064,984	1,059,149	1,052,967	990,648	1,012,466
Total commercial real estate	1,305,803	1,297,227	1,261,839	1,195,694	1,208,856
Residential real estate	377,058	356,515	345,521	344,167	349,777
Commercial, financial & agricultural	213,274	212,872	213,355	213,910	242,389
Consumer and other	140,921	126,966	100,548	89,209	85,015
Loans, net of unearned income	$2,037,056	$1,993,580	$1,921,263	$1,842,980	$1,886,037

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2025			2024
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Alabama	$48,351	$50,856	$52,183	$45,365	$46,630
Florida	26,061	24,562	19,490	13,135	12,280
Augusta	92,988	95,246	91,758	76,492	59,557
Coastal Georgia	263,763	253,177	230,242	224,609	220,452
Middle Georgia	120,601	125,435	130,302	121,059	120,843
Atlanta and North Georgia	463,007	445,921	441,323	427,046	432,377
South Georgia	403,192	408,954	398,295	384,907	427,887
West Georgia	172,688	168,968	168,851	169,699	184,634
Small Business Specialty Lending	84,999	81,242	79,517	81,636	79,967
Consumer Portfolio Mortgages	270,941	262,846	251,816	250,555	253,481
Marine/RV Lending	88,968	75,649	55,033	46,941	45,785
Other	1,497	724	2,453	1,536	2,144
Loans, net of unearned income	$2,037,056	$1,993,580	$1,921,263	$1,842,980	$1,886,037

Colony Bankcorp, Inc.
Classified Loans
	2025						2024
(dollars in thousands)	Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$1,644	8	$126	4	$126	4	$—	—	$—	—
Other commercial real estate	12,973	45	16,687	48	18,578	51	13,367	38	13,338	36
Residential real estate	1,503	75	1,222	73	1,670	76	1,265	83	1,554	85
Commercial, financial & agricultural	7,947	90	7,071	64	6,077	58	5,407	70	6,005	61
Consumer and other	116	27	6	25	2	25	64	22	21	23
TOTAL	$24,183	245	$25,112	214	$26,453	214	$20,103	213	$20,918	205
Classified loans to total loans	1.19%		1.26%		1.38%		1.09%		1.11%

Colony Bankcorp, Inc.
Criticized Loans
	2025						2024
(dollars in thousands)	Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$14,393	12	$2,207	10	$4,028	11	$2,865	9	$4,418	9
Other commercial real estate	24,934	60	30,034	69	28,869	70	32,077	65	32,790	64
Residential real estate	6,528	81	7,224	79	8,289	83	5,504	89	5,389	90
Commercial, financial & agricultural	14,403	99	15,212	85	14,501	82	8,877	76	9,444	68
Consumer and other	247	28	137	26	136	26	64	22	21	23
TOTAL	$60,505	280	$54,814	269	$55,823	272	$49,387	261	$52,062	254
Criticized loans to total loans	2.97%		2.75%		2.91%		2.68%		2.76%